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                                                                   EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               RYKOFF-SEXTON, INC.


     RYKOFF-SEXTON, INC., a corporation (the "Corporation") organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Rykoff-Sexton, Inc., and the name under which the Corporation was originally incorporated is S.E. Rykoff & Co. The date of filing its original Certificate of Incorporation with the Secretary of State of Delaware was June 9, 1961.

     2. This Restated Certificate of Incorporation restates and integrates all previous amendments and supplements to the Certificate of Incorporation of the Corporation.

     3. This Restated Certificate of Incorporation was duly adopted by vote of the board of directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware, and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     4. The text of the Certificate of Incorporation shall read as herein set forth in full:

     FIRST:    The name of the corporation is RYKOFF-SEXTON, INC.

     SECOND:   The address of the registered office of the Corporation in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

     FOURTH:   The total number of shares of capital stock which the
corporation has authority to issue is 50,000,000 shares, consisting of:

          (a) 10,000,000 shares shall be Preferred Stock, issuable in series, of the par value of $.10 per share; and

          (b) 40,000,000 shares shall be Common Stock of the par value of $.10 per share.

     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:


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          A.   PREFERRED STOCK.  The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

               1. Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Restated Certificate of Incorporation, as amended, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

               2. The rate per annum and the times at and conditions upon which the holders of shares of such series shall be entitled to receive dividends, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

               3. Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

               4. The rights to which the holders of the shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               5. The terms, if any, upon which the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

               6. Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

     All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

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          B.   COMMON STOCK

               1. Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

               2. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation remaining after the payment to the holders of the Preferred stock at the time outstanding of the full amounts to which they shall be entitled shall be distributed among the holders of the Common Stock according to their respective shares.

               3. The shares of Common Stock shall entitle the holders of record thereof to one vote for each share upon all matters upon which stockholders have the right to vote, subject only to any exclusive voting rights which may vest in holders of the Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to the authority provided in this Article FOURTH.

          C.   SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

               1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be one hundred twenty-five thousand (125,000).

               2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or

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     otherwise), declared on the Common Stock, $.10 par value, of the
     Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with rest to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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          3.  VOTING RIGHTS.  The holders of shares of Series A Junior
     Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock; or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.  CERTAIN RESTRICTIONS.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior

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               Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount

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per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or

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special rights of the Series A Junior Participating Preferred Stock so as to
affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          FIFTH:    The Corporation is to have perpetual existence.

          SIXTH:    The private property of the stockholders shall not be
subject to the payment of corporate debts to any extent whatever.

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the by-laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation or a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws,

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     expressly so provide no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          The Board of Directors shall have the power, from time to time to issue shares of the authorized and unissued capital stock of the Corporation, for such consideration, on such terms, in such manner, and to such person or persons, as the Board of Directors may, from time to time, determine.

          In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, of this certificate, and of the by-laws of the Corporation.

          EIGHTH:   Insofar as the same is not contrary to the laws of the State of Delaware no contract or other transaction between this Corporation and any other corporation shall be affected or invalidated by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors of this Corporation individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, act or transaction of this Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors of this Corporation is a party or parties to, or interested in such contract, act or transaction or is, or are, in any way connected with such person or persons, firm, association or corporation, if such fact is known to the Board of Directors of this Corporation, and each and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself, or any firm, association or corporation in which he may be in anywise interested.

          NINTH:    The Corporation shall indemnify its officers, directors,
employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, as now in effect or as the same may be hereafter amended.

     No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this paragraph, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this paragraph, shall apply to or have any effect upon the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

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          TENTH:    Meetings of stockholders may be held within or without the
State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     Any action by the stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of the stockholders entitled to vote upon such action.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or President at the request in writing of seventy-five percent (75%) of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders.

     The vote required for any amendment to, or repeal of, all or any portion of this Article TENTH shall be the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of the Corporation; provided, however, that if the Continuing Directors of the Corporation shall by a majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Common Stock of the Corporation, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Corporation.

     The term "Continuing Director" shall mean, with respect to a vote of the Board of Directors of the Corporation governed by this Article TENTH, all members of the Board except any director who (a) while serving as a member of the Board is a Related Person who is a party to or beneficiary of or has proposed the transaction or matter to be voted upon, or any Affiliate or Associate of such a Related Person, or any representative of such persons; or
(b) became a member of the Board following the date upon which such a Related Person became a Related Person, unless such director is recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors.

     The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the by-laws of the Corporation or by law.

     The term "Related Person" shall mean any Person who beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then issued, which exceeds a number equal to five percent (5%) of the outstanding shares of the Common Stock of the Corporation.

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     The term "Person" shall mean an individual, corporation, partnership, association, joint-stock company, trust, any unincorporated organization, and any other entity or group.

     The term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

     The term "Associate" shall mean: (a) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities; (b) any trust or other estate in which a Person has a five percent (5%) or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity; or (c) the immediate family of a Person, including without limitation, a spouse, parents, children (even if of legal age and living independently), siblings, fathers and mothers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TWELFTH: A. Except as set forth in paragraph B of this Article, the affirmative vote or consent of the holders of not less than eighty percent (80%) of the outstanding shares of stock of this Corporation entitled to vote shall be required:

               1. to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Related Person (as hereinafter defined), or

               2. to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any Related Person of all or substantially all of the assets of the corporation or any subsidiary, or

               3. to authorize the issuance or transfer by the Corporation or any Subsidiary of any voting securities of the Corporation or any Subsidiary in exchange or payment for the securities or assets of any Related Person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any Subsidiary is a party, or,

               4.   to adopt any plan for the dissolution of the Corporation, or

               5. to adopt any amendment, change or repeal of any of the provisions of this Article TWELFTH.

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     B.   The provisions of paragraph A of this Article shall not apply, and the provisions of the laws of the State of Delaware shall apply to any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such Related Person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that the resolution approving such memorandum of understanding is adopted by eighty percent (80%) of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such Related Person became the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors.

     C.   For purposes of this Article:

               1. a "Subsidiary" is any corporation more than forty-nine percent (49%) of the voting securities of which are owned, directly or indirectly, by the Corporation;

               2. a "Person" is any individual, corporation, partnership or other entity;

               3. an "Affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person; and

               4. a Person is a "Related Person" if, as of the record date for the determination of stockholders entitled to notice thereof and to vote or consent to proposed action, such person is, or at any time within the preceding twelve months has been, directly or indirectly through any affiliate, the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

     D. The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

               1.   whether any Person is a Related Person; and

               2. whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph B of this Article.

     Any such determination shall be conclusive and binding for all purposes of this Article.

          THIRTEENTH:   The management of the corporation shall be vested in a
Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time, after the 1984 Annual Meeting of

Stockholders, by the Board of Directors by the affirmative vote of a majority of the entire Board. The directors shall be divided into three classes, designated Class A, Class B, and Class C. Each class shall consist as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1984 Annual Meeting of Stockholders, a Board of Directors consisting of seven directors shall be elected consisting of three Class C directors who shall be elected for one year, two Class B directors who shall be elected for a two-year term, and two Class A directors who shall be elected for a three-year term. At each succeeding Annual Meeting of Stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal for cause. A director may be removed from office only for cause and by the vote of a majority of the outstanding stock of the Corporation entitled to vote at an election of directors, at a meeting of stockholders called expressly for that purpose. Any vacancy occurring on the Board of Directors for whatever reason, including any vacancy resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the Continuing Directors at which a Continuing Director Quorum shall have been present. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

           Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of the Corporation. The vote required for any amendment to, or repeal of, all or any portion of this Article THIRTEENTH shall be the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of the Corporation; provided, however, that if the Continuing Directors of the Corporation shall by majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Common Stock of the Corporation, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Corporation.

          The term "Continuing Director" shall mean, with respect to a vote of the Board of Directors of the Corporation governed by this Article THIRTEENTH, all members of the Board except any director who (a) while serving as a member of the Board is a Related Person who is a party to or beneficiary of or has proposed the transaction or matter to be voted upon, or any Affiliate or Associate of such a Related Person, or any representative of such persons; or
(b) became a member of the Board following the date upon which such a Related Person became a Related Person, unless such director is recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors.

          The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the by-laws of the Corporation or by law.

          The term "Related Person" shall mean any Person who beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then issued, which exceeds a number equal to five percent (5%) of the outstanding shares of Common Stock of the Corporation.

          The term "Person" shall mean an individual, corporation, partnership, association, joint-stock company, trust, any unincorporated organization, and any other entity or group.

          The term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

          The term "Associate" shall mean: (a) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities;
(b) any trust or other estate in which a Person has a five percent (5%) or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity; or (c) the immediate family of a Person, including without limitation, a spouse, parents, children (even if of legal age and living independently), siblings, fathers and mothers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

          FOURTEENTH:   A. The affirmative vote of the holders of at least
eighty percent (80%) of the outstanding shares of Common Stock not beneficially owned by any Related Person who is a party to or beneficiary of or has proposed the transaction or matter to be voted upon, shall be required for the approval of a Business Combination unless:

               1.   all of the following conditions have been met:

                    (a) the Business Combination will result in an involuntary sale, redemption, cancellation, or other termination of ownership of all shares of Common Stock of the Corporation owned by stockholders who do not vote in favor of the Business Combination;

                    (b) the consideration to be received by such stockholders for such shares shall be in cash or in the same form as the Related Person, Affiliate of a Related Person, or Associate of a Related Person, has previously paid for such shares or if the Related Person, Affiliate of a Related Person, or Associate of a Related Person, has paid for such shares with varying forms of consideration, the form of consideration for such shares shall be either cash or the form used to acquire the largest number of such shares previously acquired by it;

                    (c) the cash or Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash to be received by such stockholders for such shares shall be at least equal to the Minimum Price Per Share; and

                    (d) a proxy or information statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination for the purpose of soliciting stockholder approval of the Business Combination; or

               2. the Continuing Directors of the Corporation shall by a majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the Business Combination as being in the best interests of the Corporation.

     B. Solely for the purposes of this Article, the following definitions shall apply:

               1. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

               2. "Associate" shall mean: (a) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities; (b) any trust or other estate in which a Person has a five percent (5%) or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity; or (c) the immediate family of a Person, including without limitation, a spouse, parents, children (even if legal age and living independently), siblings, fathers and mothers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

               3. "Beneficial Ownership" shall include without limitation: (a) all shares directly or indirectly owned by a Person, by an Affiliate of a Person or, by an Associate of a Person, (b) all shares which such Person, Affiliate, or Associate has the right to acquire (i) through the exercise of any option, warrant or right (whether or not currently exercisable), (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement, or (iv) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; and (c) all shares as to which such Person, Affiliate, or Associate, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise (including without limitation any written or unwritten agreement to act in concert but specifically excluding any participation agreement, arrangement, understanding or relationship between or among any two or more commercial banks made or established in connection with and in furtherance of a bona fide lending arrangement with the Corporation and/or one or more Subsidiaries) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

               4. "Business Combination" shall mean: (a) any merger or consolidation of this Corporation with or into a Related Person, Affiliate of a Related Person, or Associate of a Related Person; (b) any sale, lease, exchange, transfer, or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of the Corporation or a Subsidiary, including without limitation any voting securities of a Subsidiary, to or with a Related Person, Affiliate of a Related Person, or Associate of a Related Person; (c) any merger into or consolidation with the Corporation or a Subsidiary, of a Related Person, an Affiliate of a Related Person, or Associate of a Related Person; (d) any sale, lease, exchange, transfer, or other disposition to the Corporation or a Subsidiary of all or any part of the assets of a Related Person, Affiliate of a Related Person, or Associate of a Related Person; (e) any reclassification of Common Stock of the Corporation or any recapitalization involving Common Stock of the Corporation, consummated within three years after a Related Person becomes a Related Person that would have the effect of increasing the voting power of a Related Person, Affiliate of a Related Person, or Associate of a Related Person; and (f) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination, but, notwithstanding anything to the contrary herein, Business Combination shall not include any
          Section 253 Merger, or any transaction involving a Related Person, Affiliate of a Related Person, or Associate of a Related Person, which is to be consummated or become effective after a Related Person has been a Related Person for at least three years.

               5. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               6. "Minimum Price Per Share" shall mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any shares of Common Stock of the Corporation beneficially owned by a Related Person, provided such payment or agreement to make payment was made within three years immediately prior to the record date set to determine the stockholders entitled to vote on the Business Combination in question, or, in the case of a
          Section 253 Merger, three years immediately prior to the effective date of such Section 253 Merger, or (ii) the highest per share public market asked price, last, or closing price in the event the shares are not listed on a national securities exchange or the highest per share closing public market price in the event the shares are listed on a national securities exchange for such shares during such three year period, plus (b) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Related Person became a Related Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such person became a Related Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends, reverse stock splits, and stock distributions.

               7. "Person" shall mean an individual, corporation, partnership, association, joint-stock company, trust, any unincorporated organization, and any other entity or group.

               8. "Related Person" shall mean any Person who beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then issued, which exceeds a number equal to five percent (5%) of the outstanding shares of Common Stock of the Corporation.

               9. "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time, as well as any successor or replacement statute.

               10. "Subsidiary" shall mean any corporation, forty-nine percent (49%) or more of whose outstanding securities representing the right to vote for the election of directors is beneficially owned by the Corporation and/or one or more Subsidiaries.

               11. "Substantial Part" shall mean more than ten percent (10%) of the total assets of the Corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year prior to the time the determination is being made.

               12. "Section 253 Merger" shall mean any Merger of the Corporation into another corporation which is a Related Person, Affiliate of a Related Person, or Associate of a Related Person, or an Affiliate pursuant to Section 253 of the Delaware General Corporation Laws, as amended from time to time, or any successor or replacement statute, provided that such amended, successor or replacement statute does not give voting rights to the stockholders of the Corporation with respect to the merger. While such voting rights are part of
          Section 253, a merger under such section shall not be a Section 253 Merger for purposes of this Article FOURTEENTH.

               13. "Continuing Director" shall mean, with respect to a vote of the Board of Directors of the Corporation governed by this Article FOURTEENTH, all members of the Board except any director who (a) while serving as a member of the Board is a Related Person who is a party to or beneficiary of or has proposed the transaction or matter to be voted upon, or any Affiliate or Associate of such a Related Person, or any representative of such persons; or (b) became a member of the Board following the date upon which such a Related Person became a Related Person, unless such director is recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors.

               14. "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the by-laws of the Corporation or by law.

               15. "Fair Market Value" shall mean: (a) in the case of stock, the highest per share public market asked price, last, or closing price in the event the shares of stock are not listed on a national securities exchange or the highest per share closing public market price in the event the shares of stock are listed on a national securities exchange during the 30-day period immediately preceding the date in question or if no such quoted prices are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith at a meeting at which a Continuing Director Quorum was present; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith at a meeting at which a Continuing Director Quorum was present.

     C. In the event of a Section 253 Merger, a Related Person shall pay or cause to be paid for each share of Common Stock of the Corporation as to which share ownership is being sold, redeemed, canceled, or otherwise terminated by means of the Section 253 Merger, cash or other readily marketable consideration having a fair value at least equal to the Minimum Price Per Share; provided, however, that this requirement shall not apply to any Section 253 Merger involving a Related Person, Affiliate of a Related Person, or Associate of a Related Person, to become effective after such Related Person has been a Related Person for at least three years.

     D. Nothing contained in this Article FOURTEENTH shall be construed to relieve any Related Person, Affiliate of a Related Person, or Associate of a Related Person, from any fiduciary obligation imposed by law.

     E. A majority of the Continuing Directors, at a meeting at which a Continuing Director Quorum is present, shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this paragraph.

     F. The vote required for any amendment to, or repeal of, all or any portion of this Article FOURTEENTH shall be the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of the Corporation not beneficially owned by Related Persons; provided, however, that if the Continuing Directors of the Corporation shall by a majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Common Stock of the Corporation, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Corporation.

          IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be signed by Mark Van Stekelenburg, its Chairman of the Board and Chief Executive Officer and attested by Robert J. Harter, Jr., Senior Vice President-Administration, General Counsel and Secretary, this 24th day of September, 1996.

                                           RYKOFF-SEXTON, INC.

                                           By: /s/ Mark Van Stekelenburg
                                           ------------------------------
                                           Mark Van Stekelenburg
                                           Chairman of the Board and
                                           Chief Executive Officer



ATTEST:

By: /s/ Robert J. Harter, Jr.
-----------------------------
Robert J. Harter, Jr.
Senior Vice President Administration
General Counsel and Secretary